SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549



                                FORM 8-K



               Current Report Under Section 13 or 15(d) of

                   the Securities Exchange Act of 1934



Date of Report                                March 7, 2008

Commission File No.                               0-8190



                     WILLIAMS INDUSTRIES, INCORPORATED

                     ---------------------------------

             (Exact name of registrant as specified in its

charter)



         Virginia                              54-0899518

-----------------------------         -------------------------

(State or other jurisdiction of     (I.R.S. Employer

Identification

 incorporation or organization)               Number)



     8624 J.D. Reading Drive                     20109

---------------------------------        ----------------------

(Address of Principal Executive                 (Zip Code)

 Offices)



         P.O. Box 1770                           20108

---------------------------------        ----------------------

(Mailing Address of Principal                   (Zip Code)

 Executive Offices)



                             (703) 335-7800

          ----------------------------------------------------

          (Registrant's telephone Number, including area code)







Item 8.01



     The Company is operating under a Forbearance Agreement with its major lender, United Bank, pursuant to which approximately

$2.4 million was outstanding at January 31, 2008 and is

scheduled to be repaid by August 1, 2008. Subsequent to

January 31, 2008 the Company paid $500,000 to United Bank.

Under the terms of the Forbearance Agreement, it is anticipated that United Bank will "term out" the remaining balance, possibly through 2011.

     On March 7, 2008, in order to fund the $500,000 payment to

United Bank and for its working capital needs, Williams Bridge

Company obtained an asset-based line of credit of $3.5 million.

The line of credit is expected to enable WBC to manage its

operations more efficiently.



     This disclosure remains conditioned upon the information

contained in the Company's Form 10-K for the fiscal year ended

July 31, 2007, and Form 10-Q for the quarter ended October 31,

2007, including without limitation the risk factors and safe harbor notice.



SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          Williams Industries, Incorporated

                         -----------------------------------

                                     Registrant

Date:  March 13, 2008

                                /s/ FRANK E. WILLIAMS, III

                              ------------------------------

                                Frank E. Williams, III,

                                President